Exhibit 2.5

EXECUTION COPY

QLT Inc.

887 Great Northern Way, Suite 250

Vancouver, B.C., Canada, V5T 4T5

June 8, 2015

Private & Confidential

Broadfin Healthcare Master Fund Ltd

300 Park Avenue, 25th Floor

New York, NY 10005

JW Partners, LP and

JW Opportunities Fund, LLC

c/o JW GP, LLC

515 Madison Ave, 14B

New York, NY 10022

EcoR1 Capital Fund Qualified, L.P. and
EcoR1 Capital Fund, L.P.
c/o EcoR1 Capital, LLC

409 Illinois Street

San Francisco, CA 94158

Gentlemen/Ladies,

On or prior to the six (6) month anniversary of the date hereof, Broadfin Healthcare Master Fund Ltd (“Broadfin”), JW Partners, LP and JW Opportunities Fund, LLC (together, “JW Funds”), and EcoR1 Capital Fund Qualified, L.P. and EcoR1 Capital Fund, L.P. (together, “EcoR1”, and together with Broadfin and JW Funds, the “Investors”) agree to collectively make available to the shareholders of QLT Inc. (“QLT”) a minimum of $15 million (in the aggregate) of liquidity opportunities.  Broadfin will be responsible for $10 million of the aggregate $15 million, JW Funds will be responsible for $3.75 million of the aggregate $15 million, and EcoR1 will be responsible for $1.25 million of the aggregate $15 million.    The manner in which the Investors effect such liquidity opportunities is to be determined by the Investors in their sole discretion.  In effecting such liquidity opportunities, the Investors will comply with all provisions of applicable Law.

For a two (2) year period from and after such liquidity opportunities have been made available to shareholders of QLT, the Investors agree that there shall be no agreements, arrangements or understandings among them with respect to the ownership, acquisition, disposition or voting of any shares of capital stock of QLT Inc.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law provisions or rules.

[Signature Page Follows]

Please confirm your agreement with the foregoing by signing in the space provided below and returning a copy of this letter agreement to the undersigned.

Sincerely,

QLT INC.

By:	/s/ Geoffrey Cox
	Name:	Geoffrey Cox
	Title:	Interim Chief Executive Officer

[SIGNATURE PAGE TO LIQUIDITY LETTER AGREEMENT]

Accepted and agreed to as of the date first set forth above:

BROADFIN HEALTHCARE MASTER FUND, LTD

By:	/s/ Jason Abrams
	Name:	Jason Abrams
	Title:	Authorized Signatory

[SIGNATURE PAGE TO LIQUIDITY LETTER AGREEMENT]

Accepted and agreed to as of the date first set forth above:

JW PARTNERS, LP

By:	JW GP, LLC, its General Partner

By:	/s/ Jason Wild
	Name:	Jason Wild
	Title:	Authorized Signatory

JW OPPORTUNITIES FUND, LLC

By:	JW GP, LLC, its Manager

By:	/s/ Jason Wild
	Name:	Jason Wild
	Title:	Authorized Signatory

[SIGNATURE PAGE TO LIQUIDITY LETTER AGREEMENT]

Accepted and agreed to as of the date first set forth above:

ECOR1 CAPITAL FUND, L.P.

By: EcoR1 Capital, LLC

By:	/s/ Oleg Nodelman
	Name:	Oleg Nodelman
	Title:	Managing Director

ECOR1 CAPITAL FUND QUALIFIED, L.P.

By: EcoR1 Capital, LLC

By:	/s/ Oleg Nodelman
	Name:	Oleg Nodelman
	Title:	Managing Director

[SIGNATURE PAGE TO LIQUIDITY LETTER AGREEMENT]